UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to § 240.14a-12

NII Holdings, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

In connection with its 2012 Annual Meeting of Stockholders, NII Holdings, Inc. (the “Company”) will file a proxy statement and other documents regarding the 2012 Annual Meeting with the Securities and Exchange Commission and will mail the definitive proxy statement and a proxy card to each stockholder of record entitled to vote at the 2012 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. When they are available, the proxy statement and other documents relating to the 2012 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at www.edocumentview.com/nihd.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2012 Annual Meeting. Information regarding the Company’s directors and executive officers is available in the Company’s 2011 Annual Report on Form 10-K, which was filed with the SEC on February 23, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

The following is an electronic communication sent to certain employees of the Company:

Your Restricted Stock Vesting / NII Annual Stockholders Meeting – May 9, 2012

Dear Colleagues,

April 20th is the one-year anniversary and first vesting date of our largest restricted stock grant to employees, and we want to remind you of an important tax feature of our program.

When restricted stock vests there is a tax obligation with the tax authority in your respective country.  NII has chosen the ‘net settlement’ process to handle your tax payment.  This means that some of your restricted shares will be used to cover your tax obligation.  It will be recorded as earnings in your pay statement along with the taxes paid.  In the U.S. this will show up on your pay statement for April 30th.  There is no action required on your part.  If you have any questions please feel free to contact Susana Arciniega at Susana.Arciniega@nii.com or 703.390.5108 or Leyla Hurt at Leyla.Hurt@nii.com or 703.390.7181.  You can also refer to the 2011 Equity Brochure for more information.

Also, as a stockholder of NII Holdings, your shares of common and restricted stock provide you with a vote on matters up for consideration at our annual meeting of stockholders.  We will hold the 2012 Annual Meeting of Stockholders of NII Holdings, Inc. on May 9, 2012.  On or about March 30, 2012, you will receive an email that includes links to the proxy statement for our 2012 Annual Meeting of Stockholders and Form 10-K for the fiscal year ended December 31, 2011, as well as instructions on how to vote your shares.  You will be asked to:

1.    Elect two directors, Kevin L. Beebe and Carolyn F. Katz, each for a three-year term ending 2015;

2.    Provide an advisory vote on the compensation of our named executive officers;

3.    Approve the 2012 Incentive Compensation Plan; and

4.    Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2012.

 The Board of Directors recommends that you vote

✓  FOR the two nominees for director;

✓  FOR the approval, on an advisory basis, of the compensation of our named executive officers;

✓  FOR the approval of the 2012 Incentive Compensation Plan; and

✓  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.

Your vote is very important, and we ask that you please vote as soon as you receive your materials.  Should you have any questions, please contact Tony Franklin at tony.franklin@nii.com or 703.480.2933.

Thank you,

Shana

Shana Smith
VP, Corporate Counsel, Assistant Secretary

This electronic message transmission contains information from NII/Nextel which is confidential. Please be aware that the disclosure or distribution of this information to non-NII/Nextel employees or other unauthorized use of this information is prohibited.
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